UNITED STATES

                   SECURITIES AND EXCHANGE COMMISSION

                        Washington, D.C.  20549

                                 FORM 8-K

                              CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d)

                 OF THE SECURITIES EXCHANGE ACT OF 1934

            Date of Report (Date of earliest event reported):
                              June 19, 2009

                      EMPIRE PETROLEUM CORPORATION

        (Exact name of registrant as specified in its charter)


        Delaware                   001-16653              73-1238709
(State or other jurisdiction  (Commission file Number) (IRS Employer
of Incorporation)                                      Identification No.)

8801 S. Yale, Suite 120                      74137-3575
(Address of principal executive office)      (Zip Code)


Registrant's telephone number, including area code:  (918-488-8068)

                        Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01  Entry into a Material Definitive Agreement

     Pursuant to a number of Assignments and a Bill of Sale dated May 18, 2009 between the Registrant and M & K Oil Company, Inc., the Registrant sold all of its leasehold interest in its Cheyenne River Prospect and certain related equipment to M & K Oil Company, Inc., for $169,946. For a description of the Cheyenne River Prospect, see note 2 to the Registrant's financial statements for the quarterly period ended March 31, 2009, which are contained in the Registrant's Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on May 14, 2009.
ITEM 7.01  Regulation FD Disclosure

     On June 19, 2009, the Registrant issued a press release to announce its listing on StockProfile, the sale of its Wyoming properties and the status of its Nevada project. A copy of the press release is attached to this report as Exhibit 99.1 and is being furnished pursuant to Regulation FD.

ITEM 9.01  Financial Statements and Exhibits

         (c)  Exhibits

              99.1  Press Release dated June 18, 2009


                                  SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized officer.

Date:  June 19, 2009

Empire Petroleum Corporation

BY: /s/Albert E. Whitehead

Chief Executive Officer

EXHIBIT 99.1
                               NEWS RELEASE

                              TULSA, OKLAHOMA


June 19, 2009                                      For Immediate Release


               EMPIRE PETROLEUM CORPORATION ANNOUNCES ITS
                LISTING ON STOCKPROFILE, SALE OF WYOMING
                PROPERTIES AND STATUS OF NEVADA PROJECT


     Empire Petroleum Corporation (OTCBB: EMPR), a Tulsa, Oklahoma based company, announced today that it has joined www.StockProfile.com, a customized web-based platform showcasing emerging growth stocks. StockProfile.com provides the investing public with a free unique information portal for investors who like to conduct their own research and make their own investment decisions. If you are interested in viewing Empire Petroleum's profile, please visit www.StockProfile.com.

     The Company also announced that it has sold its oil wells and leasehold interest in its Cheyenne River Prospect located in the Powder River Basin of Wyoming. The Company received about $170,000 in net proceeds from this sale.

     In Nevada, preparations are underway to drill a second test well in the Company's Gabbs Valley Prospect, which will be located approximately three fourths of a mile from our first test well. A new Federal drilling unit application has been filed with the Bureau of Land Management in Reno, Nevada, which we expect will be approved in early fall. It is anticipated that the new test well will be drilled to 6,000 feet or to a depth sufficient to penetrate 500' into the Triassic formation, which the Company feels is the source for the oil shows encountered in the first well. This location appears to be validated by W. L. Gore Company's geochemical imaging survey carried out this past December. The Company has a 57% working interest in the new test well and 85,145 acres of federal oil and gas leases held in the prospect area. Management feels the Company has developed a world class prospect with large reserve potential and is currently exploring various options to finance its portion of the cost to drill the second test well. The Company anticipates the well will be spudded in late September.

     Statements in this press release other than purely historical information, including statements relating to the Company's future plans and objectives or expected results, constitute "forward-looking statements" within the meaning of federal securities laws. Forward-looking statements are based on numerous assumptions and are subject to all of the risks and uncertainties incident to the Company's business, including risks inherent in oil and gas exploration and development and other risks described in the reports and statements filed by the Company with the Securities and Exchange Commission. As a result, actual results may vary materially from those described in the forward-looking statements.

For further information contact:	Albert E. Whitehead, Chairman & CEO
						tel:	(918) 488-8068